Exhibit 99.1

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 21st day of July, 2019;

The Board of Directors which was present for this meeting & took active part therein was:

Dr. Eyal Ballan

Eyal Barad

Ehud Reiger

Estery Giloz-Ran

Eran Ballan

WHEREAS there has been presented to and considered by this meeting a Motion to Dismiss our current Auditor and appoint BDO Ziv Haft as the Company’s Auditor.

NOW THEREFORE BE IT RESOLVED that the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS §78.315 have decided unanimously and RESOLVED that:

Weinstein & Co are hereby Dismissed and that BDO Ziv Haft become the new Auditors of the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 21st July, 2019

./s/ David E. Price

David E. Price, Esq., Secretary